                              medix.resources,inc.
                       Connecting the world of healthcare

News Release

INVESTOR RELATIONS - CONTACTS:
Gary Smith  /  Mike Knepper
gsmith@cymedix.com / mknepper@cymedix.com
212/697-2509 - Phone
212/681-9817 - Fax
                                                         For Immediate Release

   MEDIX RESOURCES PRESENTATION TIME CHANGE AT UBS WARBURG's GLOBAL HEALTHCARE
                               SERVICES CONFERENCE

NEW  YORK,  January  31,  2001 -  Medix  Resources,  Inc.  (AMEX:  MXR)  today announced that CEO John R. Prufeta`s  presentation at the UBS Warburg's Global
Healthcare  Services  Conference  has been  moved  from  2:00 pm to 1:30 pm on
Thursday  February  8. The  conference,  to be held at The Plaza  Hotel in New
York City from  February 5 to  February  8, is  expected  to attract  over 800 institutional investors.

About Medix Resources, Inc.
      Medix Resources,  Inc. through its wholly owned subsidiary  Cymedix Lynx
Corporation  is the  developer  and  provider  of the  Cymedix.com(R)suite  of fully-secure,  patented  Internet  based  software  products,  that will allow instantaneous  communication of high value added healthcare  information among doctor  offices,  hospitals,  health  management  organizations  and insurance companies.  Additional  information about Medix Resources and its products and services  can be found by visiting its Web sites,  www.medixresources.com  and
www.cymedix.com, or by calling (800) 326-8773.

                                    # # #

Information in this press release  contains  forward-looking  statements  that involve  risks and  uncertainties  that might  adversely  affect the Company's operating  results  in  the  future  to a  material  degree.  Such  risks  and uncertainties  include,  without  limitation,  the  ability of the  Company to raise  capital  to finance  the  development  of its  software  products,  the effectiveness  and the  marketability  of those  products,  the ability of the
Company to protect its proprietary  information,  and the  establishment of an efficient  corporate  operating  structure  as the  Company  grows.  These and other risks and  uncertainties  are presented in detail in the Company's  Form
10-KSB for 1999,and its Form 10-QSB for the third quarter of 2000,  which were filed with the  Securities  and Exchange  Commission  on March 30,  2000,  and
November 14, 2000,  respectively.  This  information is available from the SEC or the Company.